Exhibit 99.1

Tripadvisor Reports Second Quarter 2026 Financial Results

NEEDHAM, MA, August 6, 2026 — Tripadvisor, Inc. (NASDAQ: TRIP) today announced financial results for the second quarter ended June 30, 2026.

“We delivered second quarter results in-line with our expectations, while making progress in our strategy to focus on experiences and simplify our portfolio,” said Chief Executive Officer Matt Goldberg. “We continue to focus on additional opportunities across the business to enhance the value of our assets and catalyze shareholder value. The sale of TheFork unlocks significant value, adds flexibility for capital allocation, and marks another step reshaping the Company around experiences – the largest, most durable growth category in travel.”

“Our second quarter performance reflected consistent execution in an attractive experiences marketplace, even with the backdrop of a fluctuating macro environment,” said Chief Financial Officer Mike Noonan. “Our confidence in the Group’s operational and financial trajectory remains firm as we prioritize our experiences-led strategy. We remain intently focused on initiatives that strengthen our product, marketing, and supply flywheel to drive long-term growth and margin expansion.”

Pending Sale of TheFork

As previously announced on June 14, 2026, the Company entered into a put option agreement for the sale of TheFork, its European online restaurant and management platform, to American Express Travel Related Services Company, Inc. for $700.0 million in cash, subject to certain adjustments. Pursuant to the agreement, American Express Travel provided an irrevocable commitment to acquire TheFork. On August 1, 2026, following the completion of the required consultation process with the relevant French Works Council on July 30, 2026, the Company exercised the put option. On August 2, 2026, the Company entered into an Equity Purchase Agreement with American Express Travel to sell TheFork. The closing of the transaction remains subject to certain customary closing conditions, including regulatory approvals. The sale of TheFork is expected to be completed by the end of 2026.

As a result of the pending transaction, the financial results of TheFork are classified as discontinued operations, and are no longer a reportable segment. The Company's remaining segments, Experiences and Hotels and Other, are classified as continuing operations. As such, for all periods presented in this release and unless otherwise noted, all amounts, percentages, and any discussion in this press release reflect the results from these continuing operations, while TheFork is presented on a discontinued operations basis. All prior period segment disclosure information in this press release has been recast to conform to the current reporting structure.

Financial Highlights for Continuing Operations

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Revenue for the second quarter was $441.9 million, a decline of 7% year-over-year.
•
Net income for the second quarter was $22.8 million, or $0.19 diluted EPS.
•
Non-GAAP net income for the second quarter was $41.0 million, or $0.35 diluted EPS.
•
Adjusted EBITDA for the second quarter was $76.4 million, or 17.3% of revenue.

Second Quarter 2026 Financial Summary for Continuing Operations

	Three months ended June 30,
(In millions, except percentages and per share amounts)	2026	2025	% Change
Total Revenue	$441.9	$476.0	(7)%
Experiences	$278.6	$270.5	3%
Hotels and Other	$163.3	$205.5	(21)%

GAAP Net Income (Loss) from continuing operations	$22.8	$36.5	(38)%

Total Adjusted EBITDA from continuing operations (1)	$76.4	$97.2	(21)%
Experiences	$30.8	$37.8	(19)%
Hotels and Other	$45.6	$59.4	(23)%

Non-GAAP Net Income (Loss) from continuing operations (1)	$41.0	$56.0	(27)%

Diluted Net Income (Loss) per Share from continuing operations:
GAAP	$0.19	$0.28	(32)%
Non-GAAP (1)	$0.35	$0.43	(19)%

Cash flow from operating activities from continuing operations	$141.2	$203.7	(31)%
Free cash flow from continuing operations (1)	$129.8	$183.4	(29)%

(1)
“Total Adjusted EBITDA from continuing operations,” “Non-GAAP Net Income (Loss) from continuing operations,” “Non-GAAP Diluted Net Income (Loss) per Share from continuing operations,” and “Free cash flow from continuing operations” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Cost performance – Total costs and expenses from continuing operations were $404.1 million for the second quarter, a decrease of 3% year-over-year, primarily driven by the following:

	For the Three Months Ended June 30,
	2026	2025	% Change

Cost of sales	$31.0	$36.5	(15)%
Marketing	$215.4	$207.4	4%
Personnel	$99.2	$125.5	(21)%
Technology	$21.6	$21.5	0%
General and administrative	$14.5	$9.5	53%

Percentage of Total Revenue
Cost of sales	7.0%	7.7%
Marketing	48.7%	43.6%
Personnel	22.4%	26.4%
Technology	4.9%	4.5%
General and administrative	3.3%	2.0%

Cash & Liquidity – As of June 30, 2026, the Company had $843.2 million of cash and cash equivalents from continuing operations, a decrease of $134.8 million from December 31, 2025. As previously announced, on April 1, 2026, the Company used $345.4 million of its existing cash and cash equivalents to fully repay its 2026 Senior Notes due on April 1, 2026.

Segments Highlights

Experiences

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Revenue for the second quarter was $278.6 million, reflecting year-over-year growth of 3%. Excluding the impact of currency exchange rate fluctuations, year-over-year growth was approximately 2%.
•
The number of experience bookings was approximately 6.5 million during the second quarter, an increase of approximately 5%, when compared to the same period in 2025. Experience bookings include a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations.
•
Gross bookings value (“GBV”) reached approximately $1.4 billion during the second quarter, reflecting year-over-year growth of approximately 3%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
•
Adjusted EBITDA for the second quarter was $30.8 million, or 11.1% of revenue, compared to adjusted EBITDA in the same period a year ago of $37.8 million, or 14.0% of revenue.

Hotels and Other

•
Revenue for the second quarter was $163.3 million, reflecting a year-over-year decline of 21%.
o
Hotels revenue for the second quarter was $117.9 million, reflecting a year-over-year decline of 23%.
o
Media and advertising revenue for the second quarter was $31.2 million, reflecting a year-over-year decline of 12%.
o
Other revenue for the second quarter was $14.2 million, reflecting a year-over-year decline of 20%.
•
Adjusted EBITDA for the second quarter was $45.6 million, or 27.9% of revenue, compared to adjusted EBITDA in the same period a year ago of $59.4 million, or 28.9% of revenue.

Restructuring and Related Reorganization Action

As previously disclosed, during the fourth quarter of 2025, the Company initiated a series of cost savings actions to support the Company’s positioning as an experiences-led and AI-enabled company. As a result of these actions, the Company incurred pre-tax restructuring and other related reorganization costs of $3.9 million during the second quarter of 2026, which consisted of employee severance and related benefits, primarily in our Hotels and Other segment.

Conference Call

Tripadvisor will host a conference call later this morning, August 6, 2026, at 8:30 a.m., Eastern Time, to discuss the Company’s second quarter 2026 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue	$441.9	$476.0	$767.7	$828.5

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization as shown separately below)	31.0	36.5	58.0	58.6
Marketing	215.4	207.4	376.6	360.8
Personnel (including stock-based compensation of $16.8, $26.2, $35.3 and $51.5, respectively)	99.2	125.5	204.7	248.0
Technology	21.6	21.5	43.2	41.0
General and administrative	14.5	9.5	25.7	23.5
Depreciation and amortization	18.5	17.7	37.6	34.8
Restructuring and other related reorganization costs	3.9	—	6.9	9.3
Total costs and expenses	404.1	418.1	752.7	776.0
Operating income (loss)	37.8	57.9	15.0	52.5
Other income (expense):
Interest expense	(15.0)	(17.3)	(30.8)	(29.1)
Interest income	5.3	10.1	13.0	20.0
Other income (expense), net	—	(5.8)	1.5	(9.1)
Total other income (expense), net	(9.7)	(13.0)	(16.3)	(18.2)
Income (loss) before income taxes	28.1	44.9	(1.3)	34.3
(Provision) benefit for income taxes	(5.3)	(8.4)	(6.5)	(0.6)
Net income (loss) from continuing operations	22.8	36.5	(7.8)	33.7
Net income (loss) from discontinued operations, net of tax	(0.4)	(0.5)	(2.2)	(8.7)
Net income (loss)	$22.4	$36.0	$(10.0)	$25.0

Net income (loss) per share attributable to common stockholders from continuing operations:
Basic	$0.20	$0.29	$(0.07)	$0.25
Diluted	$0.19	$0.28	$(0.07)	$0.25

Net income (loss) per share attributable to common stockholders from discontinued operations:
Basic	$—	$—	$(0.02)	$(0.07)
Diluted	$—	$—	$(0.02)	$(0.06)

Net income (loss) per share attributable to common stockholders:
Basic	$0.19	$0.29	$(0.09)	$0.19
Diluted	$0.19	$0.28	$(0.09)	$0.19

Numerator used to compute net income (loss) per share from continuing operations attributable to common stockholders:
Basic	$22.8	$36.5	$(7.8)	$33.7
Diluted	$22.8	$36.8	$(7.8)	$34.4

Numerator used to compute net income (loss) per share attributable to common stockholders:
Basic	$22.4	$36.0	$(10.0)	$25.0
Diluted	$22.4	$36.3	$(10.0)	$25.7

Weighted average common shares outstanding:
Basic	116.7	124.9	116.1	133.0
Diluted	117.9	130.2	116.1	138.7

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$843.2	$978.0
Accounts receivable, net (allowance for expected credit losses of $14.1 and $15.4, respectively)	231.3	174.8
Prepaid expenses and other current assets	45.4	40.8
Current assets - held for sale from discontinued operations	283.6	97.1
Total current assets	1,403.5	1,290.7
Property and equipment, net of accumulated depreciation of $564.1 and $537.7, respectively	153.5	164.3
Operating lease right-of-use assets	29.5	31.2
Intangible assets, net of accumulated amortization of $120.7 and $119.6, respectively	32.3	33.0
Goodwill	724.1	724.2
Non-marketable investments	27.3	27.9
Deferred income taxes, net	128.1	127.9
Other long-term assets	33.0	34.4
Noncurrent assets - held for sale from discontinued operations	—	191.8
TOTAL ASSETS	$2,531.3	$2,625.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$75.4	$16.3
Deferred merchant payables	484.2	308.1
Deferred revenue	85.0	53.3
Current portion of debt	8.5	353.2
Income taxes payable	10.1	10.9
Accrued expenses and other current liabilities	175.2	200.3
Current liabilities - held for sale from discontinued operations	60.5	56.3
Total current liabilities	898.9	998.4
Long-term debt	815.9	819.0
Finance lease obligation, net of current portion	31.5	35.6
Operating lease liabilities, net of current portion	25.5	27.4
Deferred income taxes, net	1.1	1.1
Other long-term liabilities	95.9	95.8
Noncurrent liabilities - held for sale from discontinued operations	—	3.2
Total Liabilities	1,868.8	1,980.5

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0, respectively
Common stock, $0.001 par value	0.1	0.1
Authorized shares: 1,600,000,000
Shares issued: 123,213,743 and 120,577,305, respectively
Shares outstanding: 117,108,481 and 114,472,043, respectively
Additional paid-in capital	497.5	460.3
Retained earnings	306.6	316.6
Accumulated other comprehensive income (loss)	(51.5)	(41.9)
Treasury stock-common stock, at cost, 6,105,262 and 6,105,262 shares, respectively	(90.2)	(90.2)
Total Stockholders’ Equity	662.5	644.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,531.3	$2,625.4

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Operating activities:
Net income (loss)	$22.4	$36.0	$(10.0)	$25.0
Less: Net income (loss) from discontinued operations, net of tax	(0.4)	(0.5)	(2.2)	(8.7)
Net income (loss) from continuing operations	22.8	36.5	(7.8)	33.7
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18.5	17.7	37.6	34.8
Stock-based compensation expense	16.8	26.2	35.3	51.5
Other, net	(3.1)	8.1	(0.9)	14.9
Changes in operating assets and liabilities, net	86.2	115.2	188.2	169.8
Net cash provided by (used in) operating activities - continuing operations	141.2	203.7	252.4	304.7
Net cash provided by (used in) operating activities - discontinued operations	2.5	(2.2)	9.1	(1.2)
Net cash provided by (used in) operating activities	143.7	201.5	261.5	303.5

Investing activities:
Capital expenditures, including capitalized website development	(11.4)	(20.3)	(22.5)	(34.3)
Other investing activities, net	—	(2.1)	—	(2.2)
Net cash provided by (used in) investing activities - continuing operations	(11.4)	(22.4)	(22.5)	(36.5)
Net cash provided by (used in) investing activities - discontinued operations	(5.3)	(4.6)	(10.7)	(9.6)
Net cash provided by (used in) investing activities	(16.7)	(27.0)	(33.2)	(46.1)

Financing activities:
Proceeds from the issuance of Term Loan B Facility, net of financing costs	—	—	—	341.4
Repayment of 2026 Senior Notes	(345.0)	—	(345.0)	—
Principal payments on Term Loan B Facility	(2.1)	(2.1)	(4.3)	(4.3)
Repurchase of common stock related to Merger, including transaction costs	—	(79.9)	—	(410.7)
Repurchase of common stock under the share repurchase program	—	(40.0)	—	(40.0)
Payment of withholding taxes on net share settlements of equity awards	(1.7)	(2.7)	(5.9)	(10.1)
Payments of finance lease obligation	(2.0)	(1.9)	(3.9)	(3.9)
Net cash provided by (used in) financing activities - continuing operations	(350.8)	(126.6)	(359.1)	(127.6)
Net cash provided by (used in) financing activities - discontinued operations	(0.3)	(0.4)	(1.6)	(1.9)
Net cash provided by (used in) financing activities	(351.1)	(127.0)	(360.7)	(129.5)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.2)	10.4	(7.4)	19.7
Net increase (decrease) in cash, cash equivalents and restricted cash	(225.3)	57.9	(139.8)	147.6
Cash, cash equivalents and restricted cash at beginning of period	1,120.4	1,154.0	1,034.9	1,064.3
Cash, cash equivalents and restricted cash at end of period	895.1	1,211.9	895.1	1,211.9
Less: Cash, cash equivalents and restricted cash at end of period from discontinued operations	51.9	56.4	51.9	56.4
Cash, cash equivalents and restricted cash at end of period from continuing operations	$843.2	$1,155.5	$843.2	$1,155.5
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes, net of refunds	$2.9	$13.6	$4.4	$15.5
Cash paid during the period for interest	$14.3	$16.4	$28.6	$26.8
Supplemental disclosure of non-cash flow financing activities:
Issuance of common stock related to Merger	$—	$38.9	$—	$38.9
Net operating loss carryforwards retained related to Merger	$—	$13.1	$—	$13.1

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: Adjusted EBITDA (including forecasted Adjusted EBITDA), Adjusted EBITDA margin (including forecasted Adjusted EBITDA margin), non-GAAP net income (loss), non-GAAP net income (loss) per diluted net income (loss) per share, free cash flow, and non-GAAP total revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our unaudited condensed consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitations of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile Adjusted EBITDA and Adjusted EBITDA margin guidance to projected GAAP net income (loss) from continuing operations because GAAP net income (loss) from continuing operations or the reconciling items between Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) from continuing operations are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” from continuing operations as net income (loss) plus from continuing operations: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation expense; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (7) restructuring and other related reorganization costs; (8) transaction related expenses (including non-operational costs related to significant shareholder activism, which includes third-party advisory, legal, and other professional fees); and (9) non-recurring expenses (income) unusual in nature or infrequently occurring. These items are excluded from our Adjusted EBITDA from continuing operations performance measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA from continuing operations divided by revenue from continuing operations.

Adjusted EBITDA from continuing operations and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA from continuing operations can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA from continuing operations and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA from continuing operations has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA from continuing operations alongside other financial performance measures, including net income (loss) from continuing operations and our other GAAP results.

Some of these limitations are:

•
Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•
Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•
Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves, settlements and other, as well as restructuring and other related reorganization costs, and transaction related expenses;
•
Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•
Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss) from continuing operations” as GAAP net income (loss) from continuing operations excluding: (1) stock-based compensation expense; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (5) restructuring and other related reorganization costs; (6) transaction related expenses (including non-operational costs related to significant shareholder activism, which includes third-party advisory, legal, and other professional fees); and (7) non-recurring expenses (income) or expenses unusual in nature or infrequently occurring that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments from continuing operations described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP income tax expense (benefit) from continuing operations for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts taxes, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) from continuing operations also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share from continuing operations,” or “non-GAAP diluted EPS from continuing operations,” as non-GAAP net income (loss) from continuing operations divided by GAAP diluted shares. We believe non-GAAP diluted EPS from continuing operations is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excludes the effects of certain expenses not directly tied to the ongoing core operations of our business. Tripadvisor calculates non-GAAP diluted EPS from continuing operations using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) from continuing operations and non-GAAP diluted EPS from continuing operations have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) from continuing operations does not include all items that affect our GAAP net income (loss) from continuing operations and GAAP diluted EPS from continuing operations for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations from continuing operations, which are prepared under GAAP.

Tripadvisor defines “non-GAAP Cost of sales” as GAAP Costs of sales from continuing operations before legal reserves, settlements and other; “non-GAAP Personnel” expenses as GAAP Personnel expenses from continuing operations before stock-based compensation expense; and “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses from continuing operations before legal reserves, settlements and other, transaction related expenses; and other non-recurring items. These items are excluded from our non-GAAP operating expenses because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “free cash flow” from continuing operations as cash provided by (used in) operations from continuing operations less capital expenditures from continuing operations, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our core operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or other investing activities. Free cash flow from continuing operations has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FROM CONTINUING OPERATIONS

(in millions, except per share amounts and percentages)

(Unaudited)

	2024					2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	YTD*
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(45.0)	$22.8	$43.1	$5.1	$26.2	$(2.7)	$36.5	$48.5	$(29.9)	$52.4	$(30.6)	$22.8	$(7.8)
Add: Provision (benefit) for income taxes	42.2	18.0	21.7	0.6	82.2	(7.8)	8.4	7.2	(7.7)	-	1.2	5.3	6.5
Add: Other expense (income), net	(1.8)	(1.8)	4.5	1.0	1.9	5.2	13.0	7.4	10.9	36.5	6.6	9.7	16.3
Add: Restructuring and other related organization costs	(0.6)	-	(0.1)	20.2	19.6	9.4	-	0.3	31.1	40.7	3.0	3.9	6.9
Add: Legal reserves, settlements and other (1)	10.0	3.7	-	3.5	17.2	-	(4.6)	-	0.1	(4.5)	0.2	(0.9)	(0.7)
Add: Transaction related expenses (2)	1.3	2.2	0.9	(0.8)	3.5	-	-	-	-	-	3.3	0.3	3.5
Add: Non-recurring expenses (income) (3)	-	-	-	-	-	-	-	-	-	-	(4.8)	-	(4.8)
Add: Stock-based compensation	24.6	30.5	28.4	24.9	108.3	25.2	26.2	25.7	19.7	96.9	18.5	16.8	35.3
Add: Depreciation and amortization (4)	18.5	17.2	17.4	17.2	70.5	17.0	17.7	18.7	19.2	72.7	19.0	18.5	37.6
Adjusted EBITDA (Non-GAAP)	$49.2	$92.6	$115.9	$71.7	$329.4	$46.3	$97.2	$107.8	$43.4	$294.7	$16.4	$76.4	$92.8

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(45.0)	$22.8	$43.1	$5.1	$26.2	$(2.7)	$36.5	$48.5	$(29.9)	$52.4	$(30.6)	$22.8	$(7.8)
Add: Stock-based compensation expense	24.6	30.5	28.4	24.9	108.3	25.2	26.2	25.7	19.7	96.9	18.5	16.8	35.3
Add: Legal reserves, settlements and other (1)	10.0	3.7	-	3.5	17.2	-	(4.6)	-	0.1	(4.5)	0.2	(0.9)	(0.7)
Add: Restructuring and other related organization costs	(0.6)	-	(0.1)	20.2	19.6	9.4	-	0.3	31.1	40.7	3.0	3.9	6.9
Add: Transaction related expenses (2)	1.3	2.2	0.9	(0.8)	3.5	-	-	-	-	-	3.3	0.3	3.5
Add: Non-recurring expenses (income) (3)	-	-	-	-	-	-	-	-	-	-	(4.8)	-	(4.8)
Add: Amortization of intangible assets	1.9	1.5	1.7	0.6	5.8	0.6	0.6	0.7	0.4	2.4	0.4	0.3	0.7
Add: (Gain)/Loss on investments	(0.7)	(0.7)	(0.7)	(0.7)	(2.6)	(0.7)	(0.7)	(0.7)	(0.7)	(2.6)	(0.7)	(0.7)	(1.3)
Subtract: Income tax effect of Non-GAAP adjustments (5)	(35.7)	1.3	0.5	7.9	(25.9)	4.9	2.0	3.3	9.9	20.1	2.4	1.5	4.0
Non-GAAP Net Income (Loss)	$27.2	$58.7	$72.8	$44.9	$203.9	$26.9	$56.0	$71.2	$10.8	$165.2	$(13.1)	$41.0	$27.8
Interest expense on 2026 Senior Notes, net of tax (6)	0.3	0.3	0.3	0.3	1.1	0.3	0.3	0.3	0.3	1.1	-	-	0.4
Numerator used to compute Non-GAAP net income (loss) per diluted share	$27.5	$59.0	$73.1	$45.2	$205.0	$27.2	$56.3	$71.5	$11.1	$166.3	$(13.1)	$41.0	$28.2

Reconciliation from GAAP Net Income (Loss) per share to Non-GAAP Net Income (Loss) per share:
GAAP Diluted Shares Outstanding	138.4	145.2	144.2	145.2	145.0	141.0	130.2	123.7	115.7	131.0	115.4	117.9	116.1
Add: Potential dilutive effect of common equivalent shares	7.1	-	-	-	-	6.1	-	-	7.1	-	-	-	3.5
Non-GAAP Diluted Shares Outstanding (7)	145.5	145.2	144.2	145.2	145.0	147.1	130.2	123.7	122.8	131.0	115.4	117.9	119.6

GAAP Diluted Net Income (Loss) per Share	$(0.33)	$0.16	$0.30	$0.04	$0.18	$(0.02)	$0.28	$0.39	$(0.26)	$0.40	$(0.27)	$0.19	$(0.07)
Add: Stock-based compensation expense	0.17	0.20	0.19	0.17	0.75	0.18	0.21	0.22	0.17	0.74	0.17	0.15	0.30
Add: Legal reserves, settlements and other (1)	0.07	0.03	-	0.02	0.12	-	(0.04)	-	-	(0.03)	-	(0.01)	(0.01)
Add: Restructuring and other related organization costs	-	-	-	0.14	0.14	0.06	-	-	0.25	0.31	0.03	0.04	0.06
Add: Transaction related expenses (2)	0.01	0.02	0.01	(0.01)	0.02	-	-	-	-	-	0.03	-	0.03
Add: Non-recurring expenses (income) (3)	-	-	-	-	-	-	-	-	-	-	(0.04)	-	(0.04)
Add: Amortization of intangible assets	0.01	0.01	0.01	-	0.04	-	0.01	0.01	-	0.02	-	-	0.01
Add: (Gain)/Loss on investments	-	-	-	-	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)
Add: Adjustment to GAAP diluted shares outstanding (7)	0.01	-	-	-	-	-	-	-	0.02	-	-	-	-
Subtract: Income tax effect of Non-GAAP adjustments (5)	(0.25)	0.01	-	0.05	(0.18)	0.03	0.02	0.03	0.08	0.15	0.02	0.01	0.03
Non-GAAP Diluted Net Income (Loss) per Share	$0.19	$0.41	$0.51	$0.31	$1.41	$0.18	$0.43	$0.58	$0.09	$1.27	$(0.11)	$0.35	$0.24

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth						(1)%	4%	1%	(2)%	1%	(8)%	(7)%	(7)%
Estimated effects of changes in foreign currency exchange rates						(2)%	1%	3%	3%	1%	3%	1%	2%
Non-GAAP Total Revenue growth on a constant currency basis						1%	3%	(2)%	(5)%	(0)%	(11)%	(8)%	(9)%

GAAP Total Experiences Segment Revenue						10%	11%	9%	10%	10%	8%	3%	5%
Estimated effects of changes in foreign currency exchange rates						(2)%	2%	3%	3%	2%	4%	1%	2%
Non-GAAP Total Experiences segment revenue growth on a constant currency basis						12%	9%	6%	7%	8%	4%	2%	3%

GAAP Total Hotels and Other Segment Revenue						(8)%	(3)%	(8)%	(15)%	(8)%	(20)%	(21)%	(20)%
Estimated effects of changes in foreign currency exchange rates						(1)%	1%	2%	1%	1%	2%	0%	2%
Non-GAAP Total Hotels and Other segment revenue growth on a constant currency basis						(7)%	(4)%	(10)%	(16)%	(9)%	(22)%	(21)%	(22)%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$143.4	$55.4	$(47.2)	$2.7	$154.2	$101.1	$203.7	$32.9	$(103.0)	$234.7	$111.1	$141.2	$252.4
Subtract: Capital expenditures	11.8	11.9	15.4	18.9	58.0	14.0	20.3	13.9	13.1	61.3	11.1	11.4	22.5
Free Cash Flow (Non-GAAP)	$131.6	$43.5	$(62.6)	$(16.2)	$96.2	$87.1	$183.4	$19.0	$(116.1)	$173.4	$100.0	$129.8	$229.9

Tripadvisor, Inc

Supplemental Financial Information from Continuing Operations

(in millions, except percentages)

(Unaudited)

	2024					2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	YTD*
Segments - Revenue:
Total Revenue	$354.7	$455.7	$483.9	$363.7	$1,658.0	$352.5	$476.0	$490.8	$355.0	$1,674.3	$325.8	$441.9	$767.7
Growth % (y/y)	5%	(0)%	(2)%	3%	1%	(1)%	4%	1%	(2)%	1%	(8)%	(7)%	(7)%
Experiences	141.1	243.8	269.6	185.6	840.1	155.8	270.5	294.3	203.7	924.4	167.9	278.6	446.5
Growth % (y/y)	22%	13%	10%	15%	14%	10%	11%	9%	10%	10%	8%	3%	5%
Hotels and Other	213.6	211.9	214.3	178.1	817.9	196.7	205.5	196.5	151.3	749.9	157.9	163.3	321.2
Growth % (y/y)	(4)%	(12)%	(13)%	(7)%	(9)%	(8)%	(3)%	(8)%	(15)%	(8)%	(20)%	(21)%	(20)%
Hotels	158.6	150.4	151.1	124.6	584.5	148.0	152.3	143.1	106.9	550.3	114.4	117.9	232.3
Growth % (y/y)	(6)%	(14)%	(17)%	(8)%	(11)%	(7)%	1%	(5)%	(14)%	(6)%	(23)%	(23)%	(23)%
Media and advertising	32.6	40.6	40.5	36.0	149.7	30.8	35.5	36.0	29.8	132.0	28.0	31.2	59.2
Growth % (y/y)	9%	(3)%	5%	3%	3%	(6)%	(13)%	(11)%	(17)%	(12)%	(9)%	(12)%	(11)%
Other	22.4	20.9	22.7	17.5	83.7	17.9	17.7	17.4	14.6	67.6	15.5	14.2	29.7
Growth % (y/y)	(5)%	(16)%	(19)%	(15)%	(14)%	(20)%	(15)%	(23)%	(17)%	(19)%	(13)%	(20)%	(17)%

Percent of Total Revenue:**
Experiences	40%	54%	56%	51%	51%	44%	57%	60%	57%	55%	52%	63%	58%
Hotels	45%	33%	31%	34%	35%	42%	32%	29%	30%	33%	35%	27%	30%
Media and advertising	9%	9%	8%	10%	9%	9%	7%	7%	8%	8%	9%	7%	8%
Other	6%	5%	5%	5%	5%	5%	4%	4%	4%	4%	5%	3%	4%

GAAP Net Income (Loss): (8)	$(45.0)	$22.8	$43.1	$5.1	$26.2	$(2.7)	$36.5	$48.5	$(29.9)	$52.4	$(30.6)	$22.8	$(7.8)
Growth % (y/y)						(94)%	60%	13%	n.m.	100%	1,033%	(38)%	n.m.
GAAP Net Income (Loss) margin	(12.7%)	5.0%	8.9%	1.4%	1.6%	(0.8%)	7.7%	9.9%	(8.4%)	3.1%	(9.4%)	5.2%	(1.0%)

(1)
During the second quarter of 2026, the Company realized a refund of $2.0 million, resulting from the repeal of enacted tax legislation in Canada during 2026 related to digital service taxes, which required retrospective application back to January 1, 2022 through April 1, 2024, when the legislation was originally enacted. In addition, during the second quarter of 2026, the Company recorded an estimated legal contingency accrual of $1.1 million. The amount of $4.6 million, presented in the second quarter of 2025, represents the reversal of an estimated accrual related to the settlement of a regulatory related matter, based on updated information at the time.
(2)
The Company expensed certain costs related to shareholder activism of $3.3 million during the first quarter of 2026.
(3)
During the first quarter of 2026, the Company recovered $4.8 million related to an external fraud incident which occurred during the fourth quarter of 2022. The Company has reduced Adjusted EBITDA by this recovery amount during the first quarter of 2026. The Company considers such recovery to be non-recurring in nature.
(4)
Depreciation and amortization includes capitalized website development.
(5)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP income tax expense (benefit) from continuing operations for the periods presented.
(6)
In periods for which we present net income, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP.
(7)
In periods for which we present a GAAP net loss, but Non-GAAP net income, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.
(8)
The Company does not calculate or report net income by segment.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

** Percentages may not total to 100% due to rounding.

Tripadvisor, Inc

Supplemental Financial Information from Continuing Operations (continued)

(in millions, except percentages)

(Unaudited)

	2024					2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	YTD*
Total Adjusted EBITDA from continuing operations (1)
Total Revenue	$354.7	$455.7	$483.9	$363.7	$1,658.0	$352.5	$476.0	$490.8	$355.0	$1,674.3	$325.8	$441.9	$767.7
Less:
Cost of sales (2)	22.0	33.4	35.1	22.7	113.1	22.0	36.5	36.2	27.9	122.7	27.0	33.0	60.0
Marketing	148.6	195.6	199.1	138.2	681.6	153.4	207.4	212.4	160.3	733.6	161.2	215.4	376.6
Personnel (2)	101.3	99.7	97.0	98.3	396.5	97.3	99.3	98.1	87.9	382.3	87.1	82.4	169.4
Technology	18.9	19.2	20.1	20.9	79.0	19.5	21.5	21.9	22.0	85.0	21.6	21.6	43.2
General and administrative (2)	14.7	15.2	16.7	11.9	58.4	14.0	14.1	14.4	13.5	56.0	12.5	13.1	25.7
Total Adjusted EBITDA	$49.2	$92.6	$115.9	$71.7	$329.4	$46.3	$97.2	$107.8	$43.4	$294.7	$16.4	$76.4	$92.8
Growth % (y/y)						(6)%	5%	(7)%	(39)%	(11)%	(65)%	(21)%	(35)%
Total Adjusted EBITDA Margin	13.9%	20.3%	24.0%	19.7%	19.9%	13.1%	20.4%	22.0%	12.2%	17.6%	5.0%	17.3%	12.1%

Segment - Experiences
Total Revenue	$141.1	$243.8	$269.6	$185.6	$840.1	$155.8	$270.5	$294.3	$203.7	$924.4	$167.9	$278.6	$446.5
Less:
Cost of sales	15.5	25.0	26.5	13.4	80.4	17.1	27.5	29.1	19.6	93.3	20.0	27.5	47.4
Marketing	101.6	146.9	152.2	98.9	499.6	106.2	152.1	159.7	120.0	538.0	118.7	170.7	289.4
Personnel (3)	34.5	37.0	35.6	34.9	142.2	36.0	40.2	40.2	37.2	153.5	37.0	37.1	74.1
Technology	5.7	6.3	6.7	6.4	25.1	6.8	8.1	7.8	8.3	31.1	7.8	7.9	15.7
General and administrative	3.4	3.2	4.9	3.1	14.5	4.0	4.8	5.1	4.3	18.3	4.0	4.6	8.7
Adjusted EBITDA	$(19.6)	$25.4	$43.7	$28.9	$78.3	$(14.3)	$37.8	$52.4	$14.3	$90.2	$(19.6)	$30.8	$11.2
Growth % (y/y)						(27)%	49%	20%	(51)%	15%	37%	(19)%	(52)%
Adjusted EBITDA Margin	(13.9)%	10.4%	16.2%	15.6%	9.3%	(9.2)%	14.0%	17.8%	7.0%	9.8%	(11.7)%	11.1%	2.5%

Segment - Hotels and Other
Total Revenue	$213.6	$211.9	$214.3	$178.1	$817.9	$196.7	$205.5	$196.5	$151.3	$749.9	$157.9	$163.3	$321.2
Less:
Cost of sales	6.5	8.4	8.6	9.3	32.7	4.9	9.0	7.1	8.3	29.4	7.0	5.5	12.6
Marketing	47.0	48.7	46.9	39.3	182.0	47.2	55.3	52.7	40.3	195.6	42.5	44.7	87.2
Personnel (3)	66.8	62.7	61.4	63.4	254.3	61.3	59.1	57.9	50.7	228.8	50.1	45.3	95.3
Technology	13.2	12.9	13.4	14.5	53.9	12.7	13.4	14.1	13.7	53.9	13.8	13.7	27.5
General and administrative	11.3	12.0	11.8	8.8	43.9	10.0	9.3	9.3	9.2	37.7	8.5	8.5	17.0
Adjusted EBITDA	$68.8	$67.2	$72.2	$42.8	$251.1	$60.6	$59.4	$55.4	$29.1	$204.5	$36.0	$45.6	$81.6
Growth % (y/y)						(12)%	(12)%	(23)%	(32)%	(19)%	(41)%	(23)%	(32)%
Adjusted EBITDA Margin	32.2%	31.7%	33.7%	24.0%	30.7%	30.8%	28.9%	28.2%	19.2%	27.3%	22.8%	27.9%	25.4%

	2024					2025					2026
	Q1	Q2	Q3	Q4	FY*	Q1	Q2	Q3	Q4	FY*	Q1	Q2	YTD*
Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses from Continuing Operations:
GAAP Cost of sales	$22.0	$37.1	$35.1	$21.8	$115.9	$22.0	$36.5	$36.2	$27.9	$122.7	$27.0	$31.0	$58.0
Subtract: Legal reserves, settlements and other (4)	-	3.7	-	(0.9)	2.8	-	-	-	-	-	-	(2.0)	(2.0)
Non-GAAP Cost of sales	$22.0	$33.4	$35.1	$22.7	$113.1	$22.0	$36.5	$36.2	$27.9	$122.7	$27.0	$33.0	$60.0

GAAP Personnel	$125.9	$130.2	$125.4	$123.2	$504.8	$122.5	$125.5	$123.8	$107.6	$479.2	$105.6	$99.2	$204.7
Subtract: Stock-based compensation	24.6	30.5	28.4	24.9	108.3	25.2	26.2	25.7	19.7	96.9	18.5	16.8	35.3
Non-GAAP Personnel	$101.3	$99.7	$97.0	$98.3	$396.5	$97.3	$99.3	$98.1	$87.9	$382.3	$87.1	$82.4	$169.4
% of revenue	28.6%	21.9%	20.0%	27.0%	23.9%	27.6%	20.9%	20.0%	24.8%	22.8%	26.7%	18.6%	22.1%

GAAP General and administrative	$26.0	$17.4	$17.6	$15.5	$76.3	$14.0	$9.5	$14.4	$13.6	$51.5	$11.2	$14.5	$25.7
Subtract: Legal reserves, settlements and other	10.0	-	-	4.4	14.4	-	(4.6)	-	0.1	(4.5)	0.2	1.1	1.3
Subtract: Transaction related expenses (5)	1.3	2.2	0.9	(0.8)	3.5	-	-	-	-	-	3.3	0.3	3.5
Subtract: Non-recurring expenses (income) (6)	-	-	-	-	-	-	-	-	-	-	(4.8)	-	(4.8)
Non-GAAP General and administrative	$14.7	$15.2	$16.7	$11.9	$58.4	$14.0	$14.1	$14.4	$13.5	$56.0	$12.5	$13.1	$25.7

(1)
Adjusted EBITDA is a non-GAAP measure, and certain operating expenses used to calculate Adjusted EBITDA are also non-GAAP given they exclude GAAP expenses in some cases. Please refer to above for our definitions of non-GAAP operating expenses, as well as above for reconciliations to the most directly comparable GAAP measure.
(2)
Refer to GAAP Operating Expenses to non-GAAP Operating Expenses reconciliations above.
(3)
This amount is exclusive of stock-based compensation expense. Please refer above to our definition of Adjusted EBITDA, which is our segment measure under GAAP.
(4)
During the second quarter of 2026, the Company realized a refund of $2.0 million, resulting from the repeal of enacted tax legislation in Canada during 2026 related to digital service taxes, which required retrospective application back to January 1, 2022 through April 1, 2024, when the legislation was originally enacted.
(5)
The Company expensed certain costs related to shareholder activism of $3.3 million during the first quarter of 2026, to general and administrative expenses on our unaudited condensed consolidated statements of operations.
(6)
During the first quarter of 2026, the Company recovered $4.8 million related to an external fraud incident, which occurred during the fourth quarter of 2022. The Company has reduced Adjusted EBITDA by this recovery amount during the first quarter of 2026, which was recorded to general and administrative expenses on the unaudited condensed consolidated statement of operations. The Company considers such recovery to be non-recurring in nature.

* Full-year totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Operating Metrics

We review a number of metrics, including, but not limited to, monthly active users, hotel shoppers, cost-per-click, gross booking value (“GBV”), and number of experience bookings, both defined below, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We make certain metrics available to investors as we believe they are useful to investors both because they allow for greater transparency with respect to metrics used by management in its financial and operational decision-making, and because they may be used by investors to help analyze the health of our business.

While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Definitions

Variable costs consist of cost of sales and marketing expenses.

Fixed costs consist of personnel, technology, and general and administrative expenses, not including stock-based compensation, depreciation, amortization, restructuring and other related reorganization costs, legal reserves, settlements and other, transaction related expenses, non-recurring expenses and income, interest expense, or income taxes.

We use the operating metrics described below to assist us in measuring our operations performance, identifying trends, formulating projections and making strategic decisions for our Experiences segment. We are not aware of any uniform standards for calculating these metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way. Management believes it is useful to monitor these metrics together and not individually as it does not make business decisions based upon any single metric. We regularly review our processes and may adjust how we calculate these metrics to improve their accuracy. None of these metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

GBV represents the total dollar value of experience bookings in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure.

We define an “experience booking” as a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations. This metric is reported at the time the booking is made. As an example, a single experience booked in January for three travelers would be reported as one experience booking in the first quarter. We believe that the number of experience bookings, an operational measure, is a useful indicator of the scale of our marketplace.

Safe Harbor Statement

Statements in this press release, as well as statements by our executive officers, regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “would,” “opportunity,” “goal,” “objective” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements with respect to our experiences-led strategy, growth objectives, AI-led initiatives, business and market trends, the pending sale of TheFork, including the timing and completion of the transaction, and our financial outlook and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, our ability to execute and achieve the expected benefits from our strategic focus on experiences; our ability to complete the pending sale of TheFork, including the satisfaction of closing conditions (such as obtaining required regulatory and antitrust clearance); unexpected complexities or costs relating to segregating shared systems and operations; other potential unforeseen costs or tax consequences related to the divestiture; our ability to leverage the Company's data to capitalize on AI-led opportunities; our ability to respond to market trends and technological changes; and those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, restaurants, and other travel categories such as hotels. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com